UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2013

Colfax Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8170 Maple Lawn Boulevard, Suite 180 Fulton, MD	20759
(Address of principal executive offices)	(Zip Code)

(301) 323-9000

(Registrant’s telephone number, including area code.)

(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 13, 2013, Colfax Corporation (the “Company”) issued and sold 7,500,000 shares of its common stock, par value $0.001 per share (the “Shares”), and BDT Capital Partners, LLC and certain of its affiliated entities (the “Selling Stockholders”) sold 4,000,000 Shares, at a purchase price per share of $44.25, pursuant to an underwriting agreement, dated May 7, 2013 (the “Underwriting Agreement”), between the Company and Deutsche Bank Securities Inc., as representative of the several underwriters listed on Schedule A thereto. The number of Shares sold by the Company and the Selling Stockholders includes the underwriters’ full exercise of their over-allotment option. The offering of the Shares was registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-179650) (the “Registration Statement”). In connection with the offering of the Shares, the Company’s executive officers, directors, the Selling Stockholders and certain significant stockholders have entered into 90-day lock-up agreements in the form included in the Underwriting Agreement. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this report.

The opinion of Gibson, Dunn & Crutcher LLP, relating to the validity of the Shares offered and sold pursuant to the Underwriting Agreement, is filed as Exhibit 5.1 to this report. The Company is filing the Underwriting Agreement and the opinion as exhibits to this report for the purpose of incorporating them as exhibits to the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated May 7, 2013, between the Company and Deutsche Bank Securities Inc., as representative of the several underwriters listed on Schedule A thereto.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLFAX CORPORATION

Date: May 13, 2013	By:	/s/ C. Scott Brannan
Name: C. Scott Brannan
Title: Senior Vice President, Finance, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 7, 2013, between the Company and Deutsche Bank Securities Inc., as representative of the several underwriters listed on Schedule A thereto.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).